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                                                                   EXHIBIT 99.2


                           PERSISTENCE SOFTWARE, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                           (In thousands - Unaudited)


                                                           AS OF SEPT 30, 2002
                                                           -------------------
                                                          BEFORE         AFTER
                                                         FINANCING     FINANCING
                                                         ---------     ---------
Assets:
  Current assets:
    Cash, cash equivalents and short-term investments    $  6,809      $  8,809
    Accounts receivable, net                                2,516         2,516
    Prepaids and other current assets                         530           530
                                                         ---------     ---------
      Total current assets                                  9,855        11,855
Property and equipment, net                                   484           484
Purchased technology, net                                     412           412
Deposits and other assets                                      66            66
                                                         ---------     ---------
      Total assets                                       $ 10,817      $ 12,817
                                                         =========     =========

Liabilities and Stockholders' Equity:
  Current liabilities:
    Accounts payable                                     $    567      $    622
    Accrued liabilities                                     1,731         1,731
    Deferred revenues                                       2,534         2,534
    Current portion of long-term obligations                  799           799
                                                         ---------     ---------
      Total current liabilities                             5,631         5,686
  Long-term liabilities:
    Long-term obligations                                     151           151
    Long-term portion of deferred revenues                    396           396
                                                         ---------     ---------
      Total long-term liabilities                             547           547
                                                         ---------     ---------
      Total liabilities                                     6,178         6,233
                                                         ---------     ---------

  Stockholders' equity:
    Common stock, net                                      64,103        66,048
    Accumulated deficit                                   (59,473)      (59,473)
    Other                                                       9             9
                                                         ---------     ---------
      Total stockholders' equity                            4,639         6,584
                                                         ---------     ---------
      Total liabilities and stockholders' equity         $ 10,817      $ 12,817
                                                         =========     =========


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